SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM 8-K

                             CURRENT REPORT
  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                             March 23, 2015
                             Date of Report
                    (Date of Earliest Event Reported)

                  SUMMER VALLEY ACQUISITION CORPORATION
           (Exact Name of Registrant as Specified in its Charter)

Delaware                         000-55227                  47-1380986
(State or other          (Commission File Number)         (IRS Employer
jurisdiction                                          Identification No.)
of incorporation)

                      25129 The Old Road, Suite 207
                    Stevenson Ranch, California 91381
           (Address of principal executive offices) (zip code)

                             661-259-4786
           (Registrant's telephone number, including area code)

                           215 Apolena Avenue
                     Newport Beach, California 92662
             (Former Address of Principal Executive Offices)

ITEM 3.02 Unregistered Sales of Equity Securities

     On March 24, 2015 Summer Valley Acquisition Corporation (the
"Registrant" or the "Company") issued shares of its common stock pursuant to Section 4(2) of the Securities Act of 1933 at par representing 85.7% of the total outstanding 3,500,000 shares of common stock as follows:

               3,000,000 Andrew Yakub

     With the issuance of the stock and the redemption of 19,500,000 shares of stock (discussed below), the Company effected a change in its control and the new majority shareholder(s) elected new management of the Company. The Company may develop its business plan by future acquisitions or mergers but no agreements have been reached regarding any acquisition or other business combination. The Company changed its name as part of the change in control. If the Company makes any acquisitions, mergers or other business combination, the Company will file a Form 8-K but until such time the Company remains a shell company.

ITEM 5.01     Changes in Control of Registrant

    On March 23, 2015, the following events occurred which resulted in a change of control of the Registrant:

    1. The Registrant redeemed an aggregate of 19,500,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share for an aggregate redemption price of $1,950.

    2.   The then current officers and directors resigned.

    3.   New officer(s) and director(s) were appointed and elected.

    The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission on Form 10-12G filed on June 18, 2014 as amended and supplemented by the information contained in this report.

    The Registrant intends to manufacture solar panels. The Company has developed a new technology that it believes will have a significant impact on the industry. The Company's management has experience in the solar panel industry as well as experience working at NASA and in academic environment. The Company believes that the new technology has the potential to be implemented quickly and make solar energy cheaper than fossil fuels. The Company anticipates that the solar panels will be manufactured in the United States at a cheaper price point than currently manufactured abroad.

ITEM 5.02     Departure of Directors or Principal Officers;
              Election of Directors

    On March 23, 2015, James M. Cassidy resigned as the Registrant's president, secretary and director.

    On March 23, 2015, James McKillop resigned as the Registrant's vice president and director.

    On March 23, 2015, the following individual was elected directors of the Registrant:

              Andrew Yakub

    On March 24, 2015, the following individuals were appointed to the executive offices of the Registrant listed below.

              Andrew Yakub        Chief Executive Officer, Secretary
                                  and Treasurer


    Andrew Yakub serves as the sole officer and director of the Company. Since 2009, Mr. Yakub has served as the chief executive officer of ReGen America Inc., a commercial and residential solar photovoltaic system company which he founded. ReGen has developed over 6 Megawatts of solar installations and filed and received Federal 1603 grant payments. ReGen successfully financed and installed the largest commercial PV project under the Los Angeles Department of Water and power jurisdiction. In 2013 Mr. Yakub founded and serves as chief executive officer Solar PV, a module manufacturing company utilizing its patented technology to manufacture solar panels at a price point significantly lower than the competition. From 2009 to 2012, Mr. Yakub worked at the UCLA Particle Beam Physics Laboratory as Assistant Design Engineer where he worked on the design of multiple radio frequence photoinjector guns to be used at Instituto Naxionale di Fisica di Nucleare, Italy, and quadrupole magnets to be used at the UCLA Pegasus Laboratory. Mr. Yakub received a Bachelor of Science degree in Physics from University of California, Santa
Barbara.

                    SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                             SUMMER VALLEY ACQUISITION CORPORATION


Date: March 24, 2015         Andrew Yakub
                             Chief Executive Officer